EXHIBIT 5.1

                             HOUSE & INGERSOLL, PLLC
                                3325 Healy Drive
                       Winston-Salem, North Carolina 27103

July 29, 1999
Diversified Senior Services, Inc.
915 West Fourth Street
Winston-Salem, NC 27101

Re: DIVERSIFIED SENIOR SERVICES, INC. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel for Diversified Senior Services, Inc., a North Carolina corporation (the "Company"), in connection with the the issue of 1,903,125 shares of Common Stock of the Company, no par value per share (the "Shares"), to be issued upon conversion of the Company's outstanding Series B Preferred Stock, and the proposed sale of the Shares by stockholders of the Company (the "Selling Shareholders").

As such counsel, we have examined copies of the Articles of Incorporation and Bylaws of the Company, each as in effect as of the date hereof, and the Registration Statement. In such examinations, we have assumed the genuineness of all signatures the conformity to original documents of copies of documents supplied to us by the Company.

The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina and the federal laws of the United States of America and no opinon is expressed herein as to the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued to and offered by the Selling Shareholders, when sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the prospectus forming a part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sursum Corda,

HOUSE & INGERSOLL, PLLC

Don R. House